[QUARLES & BRADY LLP LETTERHEAD]

                                 January 4, 2002

The Catholic Funds, Inc.
1100 West Wells Street
Milwaukee WI  53233

     Re: Consent to Incorporation of Legal Opinion in Post-Effective Amendment to Registration Statement

Ladies and Gentlemen:

     We hereby consent to the incorporation by reference of our opinion regarding the legality of shares of The Catholic Funds, Inc. (the "Registrant") into Post-Effective Amendment No. 4 (the "Amendment") to its Registration Statement on Form N-1A in which this consent letter is included as an Exhibit. Our legal opinion appeared as an exhibit to the Registrant's Registration Statement on Form N-1A (1933 Act Reg. No. 333-69803, which was filed with the Securities and Exchange Commission on December 29, 1998). We also consent to the use of our name in the section captioned "Counsel and Independent Public Accountants" of the Statement of Additional Information included as Part B to the Amendment.

                                                        Very truly yours,

                                                       /s/ Quarles & Brady LLP
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                                                       Quarles & Brady LLP